                                                                    EXHIBIT 10.1

                             FAIR ISAAC CORPORATION

                      2003 EMPLOYMENT INDUCEMENT AWARD PLAN

                         As adopted on November 16, 2003

                                TABLE OF CONTENTS

                                                                                    Page
ARTICLE       1.    INTRODUCTION................................................      1

ARTICLE       2.    ADMINISTRATION..............................................      1

            2.1       Committee Composition.....................................      1
            2.2       Committee Responsibilities................................      1

ARTICLE       3.    SHARES AVAILABLE FOR GRANTS.................................      2

            3.1       Basic Limitation..........................................      2
            3.2       Additional Shares.........................................      2
            3.3       Dividend Equivalents......................................      2

ARTICLE       4.    ELIGIBILITY.................................................      2

ARTICLE       5.      OPTIONS...................................................      2

            5.1       Stock Option Agreement....................................      2
            5.2       Awards Nontransferable....................................      2
            5.3       Number of Shares..........................................      2
            5.4       Exercise Price............................................      3
            5.5       Exercisability and Term...................................      3
            5.6       Effect of Change in Control...............................      3
            5.7       Modification or Assumption of Options.....................      3

ARTICLE       6.    PAYMENT FOR OPTION SHARES...................................      3

            6.1       General Rule..............................................      3
            6.2       Surrender of Stock........................................      3
            6.3       Exercise/Sale.............................................      3
            6.4       Exercise/Pledge...........................................      4
            6.5       Promissory Note...........................................      4
            6.6       Other Forms of Payment....................................      4

ARTICLE       7.    STOCK APPRECIATION RIGHTS...................................      4

            7.1       Grant of SARs.............................................      4
            7.2       Exercise of SARs..........................................      4

ARTICLE       8.    RESTRICTED SHARES AND STOCK UNITS...........................      4

            8.1       Time, Amount and Form of Awards...........................      4
            8.2       Payment for Awards........................................      5
            8.3       Vesting Conditions........................................      5
            8.4       Form and Time of Settlement of Stock Units................      5
            8.5       Death of Recipient........................................      5
            8.6       Creditors' Rights.........................................      5

ARTICLE       9.    VOTING AND DIVIDEND RIGHTS..................................      5

            9.1       Restricted Shares.........................................      5
            9.2       Stock Units...............................................      6

ARTICLE      10.    PROTECTION AGAINST DILUTION.................................      6

           10.1       Adjustments...............................................      6
           10.2       Reorganizations...........................................      6

ARTICLE      11.    LIMITATION ON RIGHTS........................................      6

           11.1       Retention Rights..........................................      6
           11.2       Stockholders' Rights......................................      6
           11.3       Regulatory Requirements...................................      7

ARTICLE      12.    LIMITATION ON PAYMENTS......................................      7

           12.1       Basic Rule................................................      7
           12.2       Reduction of Payments.....................................      7
           12.3       Overpayments and Underpayments............................      8
           12.4       Related Corporations......................................      8

ARTICLE      13.    WITHHOLDING TAXES...........................................      8

           13.1       General...................................................      8
           13.2       Share Withholding.........................................      8


ARTICLE      14.    ASSIGNMENT OR TRANSFER OF AWARDS............................      8

ARTICLE      15.    FUTURE OF PLAN..............................................      9

           15.1       Term of the Plan..........................................      9
           15.2       Amendment or Termination..................................      9

ARTICLE      16.    DEFINITIONS.................................................      9

ARTICLE      17.    EXECUTION...................................................     12

                             FAIR ISAAC CORPORATION
                      2003 EMPLOYMENT INDUCEMENT AWARD PLAN
                         AS ADOPTED ON NOVEMBER 16, 2003

ARTICLE 1. INTRODUCTION.

The Plan was adopted by the Board on November 16, 2003 and is effective as of such date. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by providing new Key Employees (including Key Employees who join the Company as a result of a corporate transaction) with an appropriate and material inducement to accept employment. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights. All Awards under the Plan are intended to qualify as "employment inducement awards" within the meaning of Section 303A.08 of the New York Stock Exchange's Listed Company Manual or any successor provision.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

ARTICLE 2. ADMINISTRATION.

         2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist of three or more members who are not common-law employees of the Company or any Subsidiary and who shall be appointed by the Board. The Committee shall meet all of the applicable independence requirements promulgated by the New York Stock Exchange.

         2.2 COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Key Employees who are to receive Awards under the Plan and determine the type, number, vesting requirements and other conditions of such Awards, (b) interpret the Plan and (c) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

         3.1 BASIC LIMITATION. Any Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Restricted Shares, Stock Units and Options awarded under the Plan shall not exceed 1,500,000. The aggregate number of Common Shares which may be issued under the Plan shall at all times be subject to adjustment pursuant to Article 10.

         3.2 ADDITIONAL SHARES. If any Stock Units or Options are forfeited or if any Options terminate for any other reason before being exercised, then such Stock Units or Options shall again become available for Awards under the Plan. However, if Options are surrendered upon the exercise of related SARs, then such Options shall not be restored to the pool available for Awards.

         3.3 DIVIDEND EQUIVALENTS. Any dividend equivalents distributed under the Plan shall not be applied against the number of Restricted Shares, Stock Units or Options available for Awards, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 4. ELIGIBILITY. Only Key Employees shall be eligible for designation as Participants by the Committee. Awards may only be granted to a Key Employee as a material inducement to such Key Employee being hired (including in connection with a corporate transaction) by the Company or one of its Subsidiaries or being rehired following a bona fide interruption of employment. Any grant of an Award shall not become effective unless and until the Key Employees actually commences employment with the Company or one of its Subsidiaries.

ARTICLE 5. OPTIONS.

         5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be an NSO and shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

         5.2 AWARDS NONTRANSFERABLE. Except as provided in Article 14(ii), no Option granted under the Plan shall be transferable by the Optionee other than by will, by a beneficiary designation executed by the Optionee and delivered to the Company or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         5.3 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10.

         5.4 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant.

         5.5 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options under the Plan may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the Options will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.

         5.6 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that any or all outstanding Options (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Options.

         5.7 MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

         6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except that the Committee may at any time accept payment in any form(s) described in this Article 6. Notwithstanding any provision in this Article 6 or in an Optionee's Stock Option Agreement, an Optionee, shall not be permitted to exercise an Option in any manner which would violate applicable state and federal laws, including, without limitation, the Sarbanes-Oxley Act of 2002.

         6.2 SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for more than twelve months. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

         6.3 EXERCISE/SALE. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker or other party approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         6.4 EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         6.5 PROMISSORY NOTE. To the extent that this Section 6.5 is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note; provided that the par value of newly issued Common Shares must be paid in lawful money of the U.S. at the time when such Common Shares are purchased.

         6.6 OTHER FORMS OF PAYMENT. To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. STOCK APPRECIATION RIGHTS.

         7.1 GRANT OF SARs. At the discretion of the Committee, an SAR may be included in each Option granted under the Plan. Such SAR shall entitle the Optionee (or any person having the right to exercise the Option after his or her death) to surrender to the Company, unexercised, all or any part of that portion of the Option which then is exercisable and to receive from the Company Common Shares or cash, or a combination of Common Shares and cash, as the Committee shall determine. If an SAR is exercised, the number of Common Shares remaining subject to the related Option shall be reduced accordingly, and vice versa. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of an SAR shall, in the aggregate, be equal to the amount by which the Fair Market value (on the date of surrender) of the Common Shares subject to the surrendered portion of the Option exceeds the Exercise Price. In no event shall any SAR be exercised if such Fair Market Value does not exceed the Exercise Price. An SAR may be included in an Option at the time of grant or at any subsequent time, but not later than six months before the expiration of such Option.

         7.2 EXERCISE OF SARs. An SAR may be exercised to the extent that the Option in which it is included is exercisable, subject to the restrictions imposed by Rule 16b-3 (or its successor) under the Exchange Act, if applicable. If, on the date when an Option expires, the Exercise Price under such Option is less than the Fair Market Value on such date but any portion of such Option has not been exercised or surrendered, then any SAR included in such Option shall automatically be deemed to be exercised as of such date with respect to such portion. An Option granted under the Plan may provide that it will be exercisable as an SAR only in the event of a Change in Control.

ARTICLE 8. RESTRICTED SHARES AND STOCK UNITS.

         8.1 TIME, AMOUNT AND FORM OF AWARDS. Restricted Shares or Stock Units with respect to an Award Year may be granted during such Award Year or at any time thereafter. Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both. Restricted Shares or Stock Units may also be awarded in combination with Options, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the related Options are exercised.

         8.2 PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient shall be required to pay the Company in lawful money of the U.S. an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Stock Units or treasury shares, no cash consideration shall be required of Award recipients.

         8.3 VESTING CONDITIONS. Each Award of Restricted Shares or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

         8.4 FORM AND TIME OF SETTLEMENT OF STOCK UNITS. Settlement of vested Stock Units may be made in the form of cash, in the form of Common Shares, or in any combination of both. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

         8.5 DEATH OF RECIPIENT. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

         8.6 CREDITORS' RIGHTS. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

ARTICLE 9. VOTING AND DIVIDEND RIGHTS.

         9.1 RESTRICTED SHARES. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted

Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Common Shares available under Article 3.

         9.2 STOCK UNITS. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan shall carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

ARTICLE 10. PROTECTION AGAINST DILUTION.

         10.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (a) the number of Options, Restricted Shares and Stock Units available for future Awards under Article 3, (b) the number of Stock Units included in any prior Award which has not yet been settled, (c) the number of Common Shares covered by each outstanding Option or (d) the Exercise Price under each outstanding Option. Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

         10.2 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options, Restricted Shares and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for settlement in cash.

ARTICLE 11. LIMITATION ON RIGHTS.

         11.1 RETENTION RIGHTS. Neither the Plan nor any award granted under the Plan shall be deemed to give any individual a right to remain an employee or director of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee or director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

         11.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9 and 10.

         11.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 12. LIMITATION ON PAYMENTS.

         12.1 BASIC RULE. Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Audit Committee of the Board (the "Auditors") determine that any payment or transfer by the Company to or for the benefit of a Key Employee, whether paid or payable (or transferred or transferable) pursuant to the terms of this Plan or otherwise (a "Payment"), would be non-deductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided that the Committee, at the time of making an Award under this Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this Article 12. For purposes of this
Article 12, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

         12.2 REDUCTION OF PAYMENTS. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Key Employee notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Key Employee may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Key Employee within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Key Employee promptly of such election. For purposes of this Article 12, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 12 shall be binding upon the Company and the Key Employee and shall be made within 60 days of the date when a payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Key Employee such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Key Employee in the future such amounts as become due to him or her under the Plan.

         12.3 OVERPAYMENTS AND UNDERPAYMENTS. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Key Employee which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Key Employee which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Key Employee to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Key Employee, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

         12.4 RELATED CORPORATIONS. For purposes of this Article 12, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 13. WITHHOLDING TAXES.

         13.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the receipt or vesting of such payment or distribution. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

         13.2 SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold a portion of any Common Shares that otherwise would be issued to him or her or by surrendering a portion of any Common Shares that previously were issued to him or her. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

ARTICLE 14. ASSIGNMENT OR TRANSFER OF AWARDS.

         (i) Except as provided in Article 13, any Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Article 14 shall be void. However, this Article 14 shall not preclude a Participant from designating a beneficiary who will receive any undistributed Awards in the event of the Participant's death, nor shall it preclude a transfer by will or by the laws of descent and distribution. In addition, neither this Article 14 nor any other provision of the

Plan shall preclude a Participant from transferring or assigning Restricted Shares or Stock Units to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Shares or Stock Units from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Shares or Stock Units held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.

         (ii) Notwithstanding paragraph (i) above, an Option or portion thereof may be transferred by the Optionee by gift to (a) the Optionee's immediate family, (b) a partnership or limited liability company consisting solely of the Optionee and/or immediate family, or (c) to a trust established for the benefit of the Optionee and/or one or more members of the immediate family of the Optionee (including a charitable remainder trust whose income beneficiaries consist solely of such persons), or (d) as provided in the Optionee's Stock Option Agreement or with consent of the Board or Committee to any other person or entity to which a transfer of compensatory securities is permitted under the applicable rules for a Form S-8 registration statement, provided that such transfer will not be effective until notice of such transfer is delivered to the Corporation. For purposes of this paragraph (ii) "immediate family" means spouse, children and grandchildren. An Option or portion thereof may also be transferred pursuant to a domestic relations order of a court of competent jurisdiction.

ARTICLE 15. FUTURE OF THE PLAN.

         15.1 TERM OF THE PLAN. The Plan, as set forth herein, is effective as of November 16, 2003. The Plan shall remain in effect until terminated pursuant to Section 15.2.

         15.2 AMENDMENT OR TERMINATION. The Board or the Committee may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

ARTICLE 16. DEFINITIONS.

         16.1 "Award" means any award of an Option (with or without a related
SAR), a Restricted Share or a Stock Unit under the Plan.

         16.2 "Award Year" means a fiscal year with respect to which an Award may be granted.

         16.3 "Board" means the Company's Board of Directors, as constituted from time to time.

         16.4 "Change in Control" means the occurrence of either of the following events:

                  (a) A change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either:

                           (i) Had been directors of the Company 24 months prior to such change; or

                           (ii) Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

                  (b) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

         16.5 "Code" means the Internal Revenue Code of 1986, as amended.

         16.6 "Committee" means the Compensation Committee of the Board, as described in Article 2.

         16.7 "Common Share" means one share of the Common Stock of the Company.

         16.8 "Company" means Fair Isaac Corporation, a Delaware corporation.

         16.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         16.10 "Exercise Price" means the amount for which one Common Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

         16.11 "Fair Market Value" means the market price of Common Shares, determined by the Committee as follows:

                  (a) If the Common Shares were traded over-the-counter on the date in question, whether or not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported bid and asked prices quoted by the NASDAQ system for such date;

                  (b) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

                  (c) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the Research Section of the National Association of Securities Dealers or in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

         16.12 "Key Employee" means a key common-law employee of the Company or of a Subsidiary, as determined by the Committee.

         16.13 "NSO" means an employee stock option not described in sections 422 or 423 of the Code.

         16.14 "Option" means an NSO granted under the Plan and entitling the holder to purchase one Common Share.

         16.15 "Optionee" means an individual or estate who holds an Option.

         16.16 "Participant" means an individual or estate who holds an Award.

         16.17 "Plan" means this Fair Isaac Corporation 2003 Employment Inducement Award Plan, as it may be amended from time to time.

         16.18 "Restricted Share" means a Common Share awarded under the Plan.

         16.19 "SAR" means a stock appreciation right granted under the Plan.

         16.20 "Stock Award Agreement" means the agreement between the Company and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions and restrictions pertaining to such Restricted Share or Stock Unit.

         16.21 "Stock Option Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

         16.22 "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share and awarded under the Plan.

         16.23 "Subsidiary" means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 17. EXECUTION.

To verify that this is the Plan, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

                                 FAIR ISAAC CORPORATION

                                 By   /s/   ANDREA M. FIKE
                                   ---------------------------------------------
                                                  Andrea M. Fike
                                   Vice President, General Counsel and Secretary

                             FAIR ISAAC CORPORATION

           TERMS AND CONDITIONS OF NONSTATUTORY STOCK OPTION AGREEMENT

              These are the terms and conditions applicable to the NONSTATUTORY STOCK OPTION granted by Fair Isaac Corporation, a Delaware corporation ("Fair Isaac"), to you, the optionee listed on the Notice of Grant of Stock Option attached hereto as the cover page (the "Cover Page"), effective as of the date of grant. The Cover Page together with these Terms and Conditions of Nonstatutory Stock Option Agreement constitute the Nonstatutory Stock Option Agreement (the "Option Agreement"). This Option is granted pursuant to the terms of Fair Isaac's 2003 Employment Inducement Award Plan (the "Plan").

NONSTATUTORY      This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

VESTING Your Option vests and will be exercisable on the Vesting Dates, as shown on the Cover Page. In addition, your entire Option vests and will be exercisable in full in the event that:

                  - your service as an employee of Fair Isaac (or any subsidiary) terminates because of your Disability or death, or

                  - any written employment agreement (other than a stock option agreement) between you and Fair Isaac provides for acceleration of this Option upon a change in control of Fair Isaac or upon any other specified event or combination of events.

                  No additional shares become exercisable after your employment or service with Fair Isaac has terminated for any reason.

EXERCISE PERIOD   The right to purchase shares under this Option Agreement
                  terminates at 3:00 p.m. Pacific Time on the earliest of

                  -        the Expiration Date shown on the Cover Page; or

                  - the 90th day after the termination date of your service as an employee of Fair Isaac (or any subsidiary), except if your termination results from Retirement, Disability or death; or

                  - the anniversary date of your Retirement as an employee of Fair Isaac (or any subsidiary); or

                  - the anniversary date of the commencement of your Disability, if you become disabled while an employee of Fair Isaac (or any subsidiary) or

                  - the anniversary date of your death, if you die while an employee of Fair Isaac (or any subsidiary).

LEAVES OF         For purposes of this Option, your service does not terminate
ABSENCE           when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by Fair Isaac in writing. Unless you return to active work upon termination of your approved leave, your service will be treated as terminating on the later of 90 days after you went on leave or the date that your right to return to active work is guaranteed by law or by a contract. Fair Isaac will determine which leaves count for this purpose.

RESTRICTIONS      You may not exercise this Option if the issuance of shares at
ON EXERCISE       that time would violate any law or regulation, as determined by Fair Isaac. Moreover, you cannot exercise this Option unless you have returned a signed copy of the Option Agreement to Fair Isaac.

NOTICE OF         If you do not exercise this Option through an automated
EXERCISE          electronic exercise system approved by Fair Isaac, then you must notify Fair Isaac in writing of your intent to exercise this Option.

                  The notice must specify how many shares you wish to purchase and must specify how your shares should be registered (i.e., in your name only, in your and your spouse's names as community property, or as joint tenants with right of survivorship).

                  If someone else wants to exercise this Option after your death, that person must prove to Fair Isaac's satisfaction that he or she is entitled to do so.

FORM OF           When you submit your notice, you must include payment of the
PAYMENT           exercise price shown on the Cover Page for the shares you are purchasing. Payment may be made in one (or a combination of two or more) of the following forms, as approved by Fair Isaac in its sole discretion:

                  - Your personal check, a cashier's check or a money order;

                  - Irrevocable directions to a securities broker approved by Fair Isaac to sell shares underlying this Option and to deliver all or a portion of the sale proceeds to Fair Isaac in payment of the exercise price and the balance of the sale proceeds to you; or

                  - Certificates for shares of Fair Isaac common stock that you have owned for at least 12 months, along with any forms needed to effect a transfer of those shares to Fair Isaac with the value of the shares, determined as of the effective date of the exercise of this Option, applied to the exercise price.

WITHHOLDING       You will not be allowed to exercise this Option unless you
TAXES             make acceptable arrangements to pay any withholding taxes that may be due as a result of the exercise of this Option. These arrangements must be satisfactory to Fair Isaac (in its sole discretion), including whether you will be permitted to direct
                  Fair Isaac to withhold shares with a market value equal to the withholding taxes due from the shares to be issued as a result of your exercise of this Option.

RESTRICTIONS      By signing the Option Agreement, you agree not to sell any
ON RESALE         shares at a time when applicable laws or Fair Isaac policies
TRANSFER OF       prohibit a sale. Prior to your death, only you or a permitted
OPTION            assignee as defined herein may exercise this Option (unless this Option or a portion thereof has been transferred to your former spouse by a domestic relations order by a court of competent jurisdiction). You may transfer this Option or a portion of this Option by gift to members of your immediate family, a partnership consisting solely of you and/or members of your immediate family, or to a trust established for the benefit of you and/or members of your immediate family
                  (including a charitable remainder trust whose income beneficiaries consist solely of such persons). For purposes of the foregoing, "immediate family" means your spouse, children or grandchildren, including step-children or step-grandchildren. Any of these persons is a "permitted assignee." However, such transfer shall not be effective until you have delivered to Fair Isaac notice of such transfer. You cannot transfer, pledge, hypothecate, assign or otherwise dispose of this Option, including using this Option as security for a loan. Any attempts to do any of these things contrary to the provisions of this Option, and the levy of any attachment or similar process upon this Option, shall be null and void. You may, however, dispose of this Option in your will or by a written beneficiary designation. Such a designation must be filed with Fair Isaac on the proper form.

RETENTION         Neither your Option nor the terms of this Option Agreement
RIGHTS            give you the right to continue as an employee of Fair Isaac
                  (or any subsidiaries) in any capacity. Fair Isaac (and any subsidiaries) reserve the right to terminate your service at any time, with or without cause, subject to the terms of any written employment agreement signed by you and Fair Isaac.

STOCKHOLDER       You, or your assignees, estate, beneficiaries or heirs, have
RIGHTS            no rights as a stockholder of Fair Isaac until a certificate for any portion of shares underlying this Option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS       In the event of any adjustments to the capital stock of Fair
                  Isaac as described in Article 10 of the Plan, the number of shares covered by this Option and the exercise price per share may be adjusted as Fair Isaac may determine pursuant to the Plan.

APPLICABLE        This Agreement will be interpreted and enforced under the laws
LAW               of the State of Delaware (without regard to its rules on
                  choice of law).

OTHER             This Option Agreement, the Plan and any written agreement
AGREEMENTS        between you and Fair Isaac (or any subsidiaries) providing for acceleration of options granted to you by Fair Isaac upon a change in control of Fair Isaac constitute the entire understanding between you and Fair Isaac regarding this Option. Any other prior agreements, commitments or negotiations concerning this Option are superseded. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern. This
                  Agreement may be amended only in writing.

DEFINITIONS       "Retirement" means the date that you are eligible for normal retirement or early retirement, as defined as follows:

                  -        "Normal Retirement Age" means age 65

                  - "Early Retirement" means age 55 and completed 10 Years of Service. One Year of Service is the completion of at least 1,000 hours of service during the year.

                  "Disability" means that you are unable to engage in any substantial gainful activity by reason of a medically determinable, physical or mental impairment which can be expected to result in death or which has lasted (or can be expected to last) for a continuous period of not less than 12 months.

BY SIGNING THE COVER PAGE, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.